Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q1 2019 RESULTS AND ANNOUNCES QUARTERLY DIVIDEND

Phoenix, AZ – April 22, 2019 – Mobile Mini, Inc. (NASDAQ GS: MINI) (the “Company” or “Mobile Mini”), the world’s leading supplier of portable storage solutions and a leading provider of tank and pump solutions in the United States, today reported actual and adjusted financial results for the quarter ended March 31, 2019.

Total revenues were $149.7 million and rental revenues were $142.2 million, as compared to $140.7 million and $132.3 million, respectively, for the same period last year. Rental revenues for the Storage Solutions and Tank & Pump Solutions businesses for the current quarter were $112.7 million and $29.4 million, respectively, compared to $106.9 million and $25.5 million, respectively, for the same period last year.

The Company realized net income of $18.1 million, or $0.40 per diluted share, in the first quarter of 2019. On an adjusted basis, first quarter net income was $18.2 million, or $0.41 per diluted share, as compared to adjusted net income of $14.9 million, or $0.33 per diluted share, for the first quarter of 2018. Adjusted EBITDA was $56.2 million and adjusted EBITDA margin was 37.6% for the first quarter of 2019.

Dividend

The Company’s Board of Directors declared a cash dividend of 27.5 cents per share, which will be paid on May 29, 2019 to shareholders of record as of May 15, 2019.

First Quarter 2019 Highlights

•	Continued strong rental revenue growth in Tank & Pump Solutions (“T&P”) with a 15.6% year-over-year increase.

•	Delivered healthy North American Storage Solutions (“SS”) rental revenue year-over-year growth of 8.0%.

•	Delivered year-over-year rate growth of 3.3% in SS and a mid-single digit increase for T&P, for new units placed on rent.

•	Achieved strong average OEC utilization rates of 77.1% for SS and 74.1% for T&P in the first quarter, while investing in fleet for anticipated near-term growth.

•	Achieved adjusted EBITDA growth of 15.8%, compared to the prior-year quarter, with 16.6% in constant currency, and expanded adjusted EBITDA margin by 310 basis points to 37.6%.

•	Generated robust net cash flow from operating activities of $38.8 million and free cash flow of $16.2 million.

•	Enhanced liquidity position through a $1.0 billion refinancing of our ABL Credit Agreement, extending the maturity to March 2024.

•	Increased return on capital employed to 9.0% as of March 31, 2019, which exceeds weighted average cost of capital and is a 170 basis point improvement from March 31, 2018.

•	Decreased leverage ratio to 4.0x at March 31, 2019 from 4.2x at December 31, 2018 and 5.0x at December 31, 2017.

CEO Comments

Erik Olsson, Mobile Mini’s Chief Executive Officer, remarked, “I am very pleased with our performance and profitability in the first quarter, including our 15.8% increase in adjusted EBITDA. Our Tank & Pump division is starting to show its real potential and delivered 35.3% growth in adjusted EBITDA with an adjusted EBITDA margin of 34.9%, which was a 520 basis point increase over last year. Our North

America Storage Solutions business is also very healthy, with year-over-year rate increases of 3.2% on our core business coupled with a 2% increase in units on rent. In the United Kingdom, where Brexit continues to cause uncertainty in the general economy, we managed to increase rates and grow trucking and ancillary revenues to offset a small decrease in units on rent, resulting in increased rental revenues in local currency.”

Mr. Olsson continued, “Our outlook remains very positive for the remainder of 2019. In our Tank & Pump business, we have demonstrated to our customers that we provide outstanding service and product, along with technology tools that deliver improved customer efficiency. We believe we are positioned to capitalize on the growth in demand throughout this industry and gain additional business with existing and new customers. Pending orders in the North American Storage Solutions segment remain well above the prior-year at this time and the pipeline remains solid. Overall, North American economic indicators are positive and, for 2019 rental revenue growth we expect to exceed our Evergreen target, while delivering margin expansion, strong free cash flow and meaningful de-leveraging.”

Conference Call

Mobile Mini will host a conference call tomorrow, April 23rd at 11:00 am ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investor Relations section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

About Mobile Mini, Inc.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total rental fleet of approximately 196,400 storage solutions containers and office units and a leading provider of tank and pump solutions in the U.S., with a rental fleet of approximately 12,800 units. Mobile Mini’s network is comprised of 156 locations in the U.S., U.K., and Canada. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to, our ability to generate continued margin expansion and growth of revenue, adjusted EBITDA, and free cash flow, as well as our ability to gain additional business from customers and exceed our Evergreen target metrics, all of which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Van Welch, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Kevin Towle (212) 836-9620
(602) 308-3879
www.mobilemini.com

(See accompanying tables)

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended March 31, 2019			Three Months Ended March 31, 2018
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (1)
Revenues:
Rental	$142,172	$—	$142,172	$132,338	$—	$132,338
Sales	7,223	—	7,223	8,103	—	8,103
Other	266	—	266	213	—	213

Total revenues	149,661	—	149,661	140,654	—	140,654

Costs and expenses:
Rental, selling and general expenses	92,234	—	92,234	88,998	—	88,998
Cost of sales	4,602	—	4,602	5,391	—	5,391
Restructuring expenses	—	—	—	111	(111)	—
Depreciation and amortization	17,335	—	17,335	16,823	—	16,823

Total costs and expenses	114,171	—	114,171	111,323	(111)	111,212

Income from operations	35,490	—	35,490	29,331	111	29,442
Other income (expense):
Interest income	—	—	—	6	—	6
Interest expense	(10,760)	—	(10,760)	(9,599)	—	(9,599)
Deferred financing costs write-off	(123)	123	—	—	—	—
Foreign currency exchange	1	—	1	66	—	66

Income before income tax provision	24,608	123	24,731	19,804	111	19,915
Income tax provision	6,523	32	6,555	4,949	28	4,977

Net income	$18,085	$91	$18,176	$14,855	$83	$14,938

EBITDA/Adjusted EBITDA	$52,826		$56,230	$46,226		$48,566
EBITDA/Adjusted EBITDA as a percentage of total revenues	35.3%		37.6%	32.9%		34.5%
Earnings per share:
Basic	$0.41		$0.41	$0.34		$0.34
Diluted	0.40		0.41	0.33		0.33
Weighted average number of common and common share equivalents outstanding:
Basic	44,448		44,448	44,214		44,214
Diluted	44,877		44,877	44,842		44,842

(1)

Adjusted columns for the three months ended March 31, 2019 and 2018 exclude certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc.

Operating Data

(Unaudited)

	2019	2018
As of March 31:
Stand-alone Storage Solutions locations	119	119
Stand-alone Tank & Pump Solutions locations	20	17
Combined Storage Solutions and Tank & Pump Solutions locations	17	17
Storage Solutions rental fleet units	196,400	214,900
Tank & Pump Solutions rental fleet units	12,800	12,300
Average utilization based on original equipment cost
Three months ended March 31:
Storage Solutions	77.1%	68.6%
Tank & Pump Solutions	74.1%	73.6%

Mobile Mini, Inc.

Business Segment Information - Adjusted (1)

(Unaudited)

(in thousands, except percentages)

	Three Months Ended March 31, 2019			Three Months Ended March 31, 2018
	Storage Solutions	Tank & Pump Solutions	Total	Storage Solutions	Tank & Pump Solutions	Total
Revenues:
Rental	$112,725	$29,447	$142,172	$106,864	$25,474	$132,338
Sales	5,777	1,446	7,223	6,739	1,364	8,103
Other	225	41	266	169	44	213

Total revenues	118,727	30,934	149,661	113,772	26,882	140,654

Costs and expenses:
Rental, selling and general expenses	72,626	19,608	92,234	70,824	18,174	88,998
Cost of sales	3,816	786	4,602	4,569	822	5,391
Depreciation and amortization	10,723	6,612	17,335	10,732	6,091	16,823

Total costs and expenses	87,165	27,006	114,171	86,125	25,087	111,212

Income from operations	$31,562	$3,928	$35,490	$27,647	$1,795	$29,442

Adjusted EBITDA	$45,428	$10,802	$56,230	$40,581	$7,985	$48,566
Adjusted EBITDA Margin	38.3%	34.9%	37.6%	35.7%	29.7%	34.5%

(1)

These tables present results by major business segment adjusted to exclude certain transactions that management believes are not indicative of our business. See additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
	March 31,	December 31,
	2019	2018
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$4,296	$5,605
Receivables, net	113,201	130,233
Inventories	11,702	11,725
Rental fleet, net	943,937	929,090
Property, plant and equipment, net	150,649	154,254
Operating lease assets	90,084	—
Other assets	15,945	13,398
Intangibles, net	53,967	55,542
Goodwill	706,639	705,217

Total assets	$2,090,420	$2,005,064

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$28,746	$33,177
Accrued liabilities	66,245	88,136
Operating lease liabilities	91,863	—
Lines of credit	593,700	593,495
Obligations under finance leases	62,380	63,359
Senior notes, net	246,648	246,489
Deferred income taxes	175,681	170,139

Total liabilities	1,265,263	1,194,795

Stockholders’ equity:
Common stock	503	500
Additional paid-in capital	624,941	619,850
Retained earnings	416,387	410,641
Accumulated other comprehensive loss	(67,756)	(72,861)
Treasury stock	(148,918)	(147,861)

Total stockholders’ equity	825,157	810,269

Total liabilities and stockholders’ equity	$2,090,420	$2,005,064

Mobile Mini, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)
	Three Months Ended
	March 31,
	2019	2018
Cash flows from operating activities:
Net income	$18,085	$14,855
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred financing costs write-off	123	—
Provision for doubtful accounts	1,212	961
Amortization of deferred financing costs	505	515
Amortization of long-term liabilities	13	36
Share-based compensation expense	3,404	2,229
Depreciation and amortization	17,335	16,823
Gain on sale of rental fleet	(1,425)	(1,533)
Loss on disposal of property, plant and equipment	18	334
Deferred income taxes	5,058	4,397
Foreign currency exchange	(1)	(66)
Changes in certain assets and liabilities, net of effect of businesses acquired	(5,544)	(3,620)

Net cash provided by operating activities	38,783	34,931

Cash flows from investing activities:
Additions to rental fleet, excluding acquisitions	(23,016)	(15,389)
Proceeds from sale of rental fleet	3,338	3,844
Additions to property, plant and equipment, excluding acquisitions	(2,919)	(4,752)
Proceeds from sale of property, plant and equipment	49	179

Net cash used in investing activities	(22,548)	(16,118)

Cash flows from financing activities:
Net borrowings (repayments) under lines of credit	203	(12,443)
Deferred financing costs	(3,254)	—
Principal payments on finance lease obligations	(2,586)	(1,990)
Issuance of common stock	1,690	1,525
Dividend payments	(12,426)	(11,054)
Purchase of treasury stock	(1,057)	(533)

Net cash used in financing activities	(17,430)	(24,495)

Effect of exchange rate changes on cash	(114)	(6)

Net change in cash	(1,309)	(5,688)
Cash and cash equivalents at beginning of period	5,605	13,451

Cash and cash equivalents at end of period	$4,296	$7,763

Equipment and other acquired through finance lease obligations	$1,609	$2,897
Capital expenditures accrued or payable	8,012	6,613

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin and free cash flow and constant currency financial information are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements are furnished earlier in this release and as follows:

Mobile Mini, Inc.
Adjusted EBITDA GAAP Reconciliations
(Unaudited)
(in thousands)
	Three Months Ended March 31,
	2019	2018
Net income	$18,085	$14,855
Interest expense	10,760	9,599
Income tax provision	6,523	4,949
Depreciation and amortization	17,335	16,823
Deferred financing costs write-off	123	—

EBITDA	52,826	46,226
Share-based compensation expense	3,404	2,229
Restructuring expenses	—	111

Adjusted EBITDA	$56,230	$48,566

	Three Months Ended March 31,
	2019	2018
Net cash provided by operating activities	$38,783	$34,931
Interest paid	14,276	12,348
Income and franchise taxes paid	2,020	120
Share-based compensation expense, including restructuring expense	(3,404)	(2,229)
Gain on sale of rental fleet	1,425	1,533
Loss on disposal of property, plant and equipment	(18)	(334)
Changes in certain assets and liabilities, net of effect of businesses acquired	(256)	(143)

EBITDA	$52,826	$46,226

Mobile Mini, Inc.
Free Cash Flow GAAP Reconciliation
(Unaudited)
(in thousands)
	Three Months Ended March 31,
	2019	2018
Net cash provided by operating activities	$38,783	$34,931

Additions to rental fleet, excluding acquisitions	(23,016)	(15,389)
Proceeds from sale of rental fleet	3,338	3,844
Additions to property, plant and equipment, excluding acquisitions	(2,919)	(4,752)
Proceeds from sale of property, plant and equipment	49	179

Net capital expenditures, excluding acquisitions	(22,548)	(16,118)

Free cash flow	$16,235	$18,813

Adjusted net income and adjusted diluted earnings per share. Adjusted net income and related earnings per share information exclude certain transactions that management believes are not indicative of our business. We believe that the inclusion of this non-GAAP presentation makes it easier to compare our financial performance across reporting periods on a consistent basis.

EBITDA and adjusted EBITDA. EBITDA is defined as net income before discontinued operations, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write-off of deferred financing costs. Adjusted EBITDA further excludes certain non-cash expenses, including share-based compensation, as well as transactions that management believes are not indicative of our business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA, respectively, divided by total revenues expressed as a percentage.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in our existing business, debt service obligations, payment of authorized quarterly dividends, repurchase of our common stock and strategic small acquisitions.

Constant Currency. We calculate the effect of currency fluctuations on current periods by translating the results for our business in the U.K. during the current period using the average exchange rates from the comparative period. We present constant currency information to provide useful information to assess our underlying business excluding the effect of material foreign currency rate fluctuations. Calculated in constant currency, our rental revenues and adjusted EBITDA for the three months ended March 31, 2019 were $1.3 million and $0.4 million higher than when calculated in accordance with GAAP.